UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2004

TASER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-074122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7860 E. McClain Dr., Suite 2
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(800) 978-2737

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Regulation FD. Change in Guidance

On June 21, 2004, the Company announced a change in investor guidance for 2004 by increasing expected 2004 revenue from a 100% to 150% increase over 2003 revenue.

Item 9. Exhibits.

Exhibit No.	Description

Exhibit No. (99)	Press Release dated June 21, 2004 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2004	TASER International, Inc.

	By:	/s/ DANIEL BEHRENDT

Daniel Behrendt
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

99	Press Release Dated June 21, 2004